As filed with the Securities and Exchange Commission on August 12, 2011
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of	04-2302115
incorporation or organization)	(I.R.S. Employer Identification No.)
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)

2008 Director Long-Term Incentive Plan, as amended
(Full title of the plan)

Mark V. B. Tremallo
Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Name and Address of agent for service of process)
(781) 376-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(3)	Price(3)	Registration Fee
Common Stock, par value $0.25 per share	750,000(2)	$19.72	$14,790,000	$1,718.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 750,000 shares of common stock issuable under the registrant’s 2008 Director Long-Term Incentive Plan, as amended.

(3)	The price of $19.72 per share, which is the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on August 9, 2011, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

TABLE OF CONTENTS

STATEMENT OF INCORPORATION BY REFERENCE
Item 3. Incorporation of Documents by Reference.	3
Item 5. Interests of Named Experts and Counsel.	3
Item 8. Exhibits.	3
SIGNATURES	4
EXHIBIT INDEX	5
EXHIBIT 5.1	6
EXHIBIT 23.1	7

STATEMENT OF INCORPORATION BY REFERENCE
     This registration statement on Form S-8 is being filed to register an additional 750,000 shares of Common Stock, $0.25 par value per share, of Skyworks Solutions, Inc. (the “Registrant”) issuable under the 2008 Director Long-Term Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-150780, relating to the Registrant’s Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
     (a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
     (c) The description of the securities contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including, but not limited to, the Registrant’s Current Report on Form 8-K (File No. 001-05560) filed with the Commission on June 17, 2011.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 5. Interests of Named Experts and Counsel.
     Mark V.B. Tremallo, Vice President, General Counsel and Secretary of the Registrant, has opined as to the legality of the securities being offered by this registration statement.
Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, in the Commonwealth of Massachusetts, on this 12th day of August 2011.

SKYWORKS SOLUTIONS, INC.
By:	/s/ David J. Aldrich
David J. Aldrich
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Skyworks Solutions, Inc., hereby severally constitute and appoint David J. Aldrich and Donald W. Palette, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Skyworks Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ David J. Aldrich David J. Aldrich	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2011

/s/ Donald W. Palette Donald W. Palette	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 12, 2011

/s/ David J. McLachlan David J. McLachlan	Chairman of the Board	August 12, 2011

/s/ Kevin L. Beebe Kevin L. Beebe	Director	August 12, 2011

/s/ Moiz M. Beguwala Moiz M. Beguwala	Director	August 12, 2011

/s/ Timothy R. Furey Timothy R. Furey	Director	August 12, 2011

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	August 12, 2011

/s/ Thomas C. Leonard Thomas C. Leonard	Director	August 12, 2011

/s/ David P. McGlade David P. McGlade	Director	August 12, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as Amended

4.2(1)	Second Amended and Restated By-laws of the Registrant, as Amended

5.1	Opinion of Mark V.B. Tremallo, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Mark V.B. Tremallo, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1 (1)	Skyworks Solutions, Inc. Amended and Restated 2008 Director Long-Term Incentive Plan

(1)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2011 (File No. 001-05560) filed with the Securities and Exchange Commission on August 9, 2011.